Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 3 TO THE

CREDIT AGREEMENT

Dated as of July 24, 2015

AMENDMENT NO. 3 TO THE CREDIT AGREEMENT (this “Amendment”) among YAHOO! INC., a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders that are parties to the Credit Agreement referred to below (collectively, the “Lenders”) and CITIBANK, N.A., as administrative agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1) The Borrower, the Lenders and the Agent have entered into a Credit Agreement dated as of October 19, 2012, as amended by Amendment No. 1 dated as of October 10, 2013 and Amendment No. 2 dated as of October 9, 2014 (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) The Borrower, the Lenders and the Agent have agreed to amend the Credit Agreement as hereinafter set forth.

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

(a) The definitions of “Applicable Margin” and “Applicable Percentage” are amended in full to read as follows:

“Applicable Margin” means, as of any date, a percentage per annum determined by reference to the Borrower’s Leverage Ratio on such date, as determined in accordance with Section 2.12(f), as set forth below:

Leverage Ratio	Applicable Margin for Base Rate Advances	Applicable Margin for Eurodollar Rate Advances
Level 1
< 1.50:1.00	.000%	1.000%
Level 2
>1.50:1.00,	.125%	1.125%
< 2.00:1.00
Level 3 >2.00:1.00	.250%	1.250%

“Applicable Percentage” means, as of any date, a percentage per annum determined by reference to the Borrower’s Leverage Ratio on such date, as determined in accordance with Section 2.12(f), as set forth below:

Leverage Ratio	Applicable Percentage
Level 1
< 1.50:1.00	.075%
Level 2
>1.50:1.00,	.125%
< 2.00:1.00
Level 3 >2.00:1.00	.175%

(b) The definition of “Base Rate” in Section 1.01 is hereby amended by adding to the end of clause (c) thereof the following proviso:

provided that, if One Month LIBOR shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

(c) The definition of “Eurodollar Rate” in Section 1.01 is hereby amended by adding to the end thereof the following proviso:

provided that, if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

(d) The definition of “Termination Date” in Section 1.01 is amended by deleting the date “October 8, 2015” and substituting therefor the date “July 22, 2016”.

(e) Schedule 1 is amended in full to read as set forth on Annex A to this Amendment.

SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written (the “Effective Date”) when, and only when, (a) the Agent shall have received counterparts of this Amendment executed by the Borrower and all of the Lenders, (b) the Borrower shall have paid to the Agent, for the benefit of the Lenders, all reasonable and documented fees then due and payable (including the reasonable and documented accrued fees and out-of-pocket expenses of counsel to the Agent) and (c) and the Agent shall have additionally received all of the following documents, each such document (unless otherwise specified) dated the date of receipt thereof by the Agent (unless otherwise specified), in form and substance reasonably satisfactory to the Agent:

(a) Certified copies of the resolutions of the board of directors (or persons performing similar functions) of the Borrower approving transactions of the type contemplated by this Amendment.

(b) A certificate signed by a duly authorized officer of the Borrower stating that:

(i) The representations and warranties contained in Section 3 are correct in all material respects (except to the extent such representations and warranties are qualified by materiality in the text thereof, in which case such representations and warranties shall be true and correct) on and as of the Effective Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case such representations and warranties shall be made on and as of such earlier date); and

(ii) No event has occurred and is continuing that constitutes a Default.

SECTION 3. Representations and Warranties of the Borrower The Borrower represents and warrants as follows:

(a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Credit Agreement (as amended hereby) and the consummation of the transactions contemplated hereby and thereby are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Borrower’s charter or by laws, (ii) law or (iii) any material contractual restriction binding on or affecting the Borrower.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Borrower of this Amendment and performance by the Borrower of the Credit Agreement (as amended hereby), except to the extent that any such authorization, approval, action, notice or filing has been completed or is immaterial.

(d) This Amendment has been duly executed and delivered by the Borrower. This Amendment and the Credit Agreement (as amended hereby) are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in proceedings in equity or at law.

(e) There is no pending or, to the knowledge of the Borrower, threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) would reasonably be expected to have a Material Adverse Effect (other than as disclosed in the Borrower’s filings with the Securities and Exchange Commission, including on forms 10-K, 10-Q, 8-K, and DEF 14A filed prior to the Effective Date) or (ii) purports to affect the legality, validity or enforceability of this this Amendment, the Credit Agreement (as amended hereby) or the consummation of the transactions contemplated hereby and thereby.

(f) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2014, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of PricewaterhouseCoopers LLP, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2015, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the three months then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished or made available to each Lender, fairly present, in all material respects, subject, in the case of said balance sheet as at March 31, 2015, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments and the absence of footnotes, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 2014, there has been no Material Adverse Change (other than as disclosed in the Borrower’s filings with the Securities and Exchange Commission, including on forms 10-K, 10-Q, 8-K, and DEF 14A filed prior to the Effective Date).

(g) the representations and warranties contained in Section 4.01(g), (h), (i) and (j) of the Credit Agreement, as amended hereby, are correct in all material respects (except to the extent such representations and warranties are qualified by materiality in the text thereof, in which case such representations and warranties shall be true and correct).

SECTION 4. Reference to and Effect on the Credit Agreement. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement and each of the Notes as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

(d) For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Borrower and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) this Amendment and the Advances as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i) with respect to any payments of United States source income (within the meaning of FATCA) made by or on behalf of the Borrower.

SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

YAHOO! INC.

By	/s/ Ken Goldman
Name: Ken Goldman
Title: CFO

Agreed as of the date first above written:

CITIBANK, N.A., as Agent and a Lender

By	/s/ Susan M. Olsen
Name:	Susan M. Olsen
Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION,

By	/s/ David Wagstaff
Name:	David Wagstaff
Title:	Managing Director

BANK OF AMERICA, N.A.,

By	/s/ Prayes Majmudar
Name:	Prayes Majmudar
Title:	Director

JPMORGAN CHASE BANK, N.A.,

By	/s/ Nicolas Gitron-Beer
Name:	Nicolas Gitron-Beer
Title:	Vice President

GOLDMAN SACHS BANK USA,

By	/s/ Ryan Durkin
Name:	Ryan Durkin
Title:	Authorized Signatory

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ANNEX A

SCHEDULE I

YAHOO! INC.

364-DAY REVOLVING CREDIT AGREEMENT

COMMITMENTS

Name of Initial Lender	Commitment
Citibank, N.A.	$202,500,000.00
HSBC Bank USA, National Association	$202,500,000.00
Bank of America, N.A.	$115,000,000.00
JPMorgan Chase Bank, N.A.	$115,000,000.00
Goldman Sachs Bank USA	$115,000,000.00
Total:	$750,000,000.00

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